UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 9, 2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  97230

Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

Real Value Estates, Inc.  3970 Casa Blanca Road Reno, Nevada  89502

 (Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

 Certain statements included in this Form 8-k regarding Xun Energy, Inc. (“Company”) that are not historical  facts are forward-looking statements, including the information provided with respect to the future business  operations and anticipated operations of the Company. These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Section 8-Other Events

Item 8.01 Other Events

On December 9, 2010 the Company executed a Letter of Intent with Global Energy Acquisitions, LLC (“GEA”) which provides in part for the Company to acquire from GEA a 51% gross royalty interest in up to 500 producing oil and gas wells in Kentucky. GEA is in the business of exploring, developing, operating, and investing in, acquiring, selling, managing and drilling oil and gas properties.

It is anticipated that GEA will form a new, wholly owned subsidiary (the “Subsidiary”) and transfer the royalty interests in the oil wells to this entity. The Company will then acquire 51% of the common stock of the Subsidiary. The parties reserve the right to modify the structure of the transaction to facilitate any required regulatory approvals and to minimize the tax consequences of the transaction.

The Purchase Price for the acquisition of its equity position in the Subsidiary shall be paid in the Company’s common stock based upon the fair market value of the equity percentage of the Subsidiary’s common stock. The Letter of Intent further contemplates that the Company will redeem a percentage of the shares of common stock owned by the Company’s officers and directors in an amount equal to the proportionate share of the common stock issued to GEA. In addition, Peter Matousek will tender 100 million shares of common stock for redemption by the Company for nominal consideration.

Closing of the transaction is subject to further due diligence, execution of a definitive agreement, and satisfaction of conditions precedent including delivery of audited financial statements. There can be no assurance that the parties will come to terms on a definitive agreement or that the proposed transaction will in fact close.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1:

Letter of Intent

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2010

Xun Energy, Inc.

 BY: /s/Peter Matousek

—————————————

Name: Peter Matousek

Title:   President/CEO